UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2006

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 334-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report

Globix Corporation

Item 1.01 Entry into a Material Definitive Agreement

After the close of business on September 11, 2006, Globix Corporation, a Delaware corporation ("Globix"), entered into an agreement to its New York City headquarters, located at 139 Centre Street, New York, New York, to a group led by affiliates of Young Woo & Associates and/or Angelo Gordon Real Estate Funds. The sale is to take place pursuant to the terms of a Purchase and Sale Agreement, dated September 11, 2006 (the "Purchase and Sale Agreement"), by and between ATC Merger Corp., a wholly owned subdiary of Globix, and Angelo Gordon Real Estate Inc. (the "Buyer"). The Purchase and Sale Agreement provides for a purchase price of $51,837,500, after reducing the agreed $55,000,000 fair market value of the property by $3,162,500 in partial satisfaction of amounts owed to the former owner of the property on account of a sale transaction. The headquarters location consists of three plots on Centre and Lafayette Streets in Manhattan. The Buyer has agreed to allow Globix to maintain operations through May 31, 2007 in order to finalize alternative arrangements of the business of Globix conducted at this facility. The Purchase and Sale Agreement provides that the Buyer's rights may be assigned to an entity directly or indirectly controlled by (i) Angelo Gordon & Co., L.P. or its affiliates or funds managed by Angelo Gordon & Co., L.P. or its affiliates, (ii) Young Woo & Associates, LLC, or (iii) any combination of (i) and (ii).

A copy of the Purchase and Sale Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The transaction is subject to customary terms and closing conditions.

Item 8.01 Other Events

On September 12, 2006, Globix issued the press release attached as Exhibit 99.1 hereto to announce the entry into the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Form of Purchase and Sale Agreement, dated September 11, 2006 between Globix Corporation and Angelo Gordon Real Estate Inc.

99.1 Press release announcing the entry into the Purchase and Sale Agreement

CAUTIONARY STATEMENTS

The Purchase and Sale Agreement is included in this report to provide investors with information regarding its terms. The Purchase and Sale Agreement is not intended to be a source of other factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Purchase and Sale Agreement are qualified and limited, including by information in disclosure schedules that the parties exchanged pursuant the Purchase and Sale Agreement. Some of the representations and warranties are subject to contractual standards of materiality that may differ from what may be viewed as material to stockholders. Representations and warranties may also be used to allocate risks between the parties.

Investors are not third-party beneficiaries under the Purchase and Sale Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Globix, Buyer or any of their respective affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2006	Globix Corporation

	By:	/s/ Peter K. Stevenson
	Name:	Peter K. Stevenson
	Title:	Chief Executive Officer